UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 17, 2026

Talkspace, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39314	84-4636604
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

622 Third Avenue

New York, New York 10017

(Address of principal executive offices) (Zip Code)

(212) 284-7206

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value	TALK	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Introductory Note.

On August 17, 2026 (the “Closing Date”), Talkspace, Inc., a Delaware corporation (the “Company”), completed the previously announced merger of UHS Merger Subsidiary, Inc., a Delaware corporation (“Merger Sub”) and an indirect wholly owned subsidiary of Universal Health Services, Inc., a Delaware corporation (“Parent”), with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and an indirect wholly owned subsidiary of Parent. The Merger was effected pursuant to the Agreement and Plan of Merger, dated as of March 9, 2026 (the “Merger Agreement”), by and among Parent, Merger Sub and the Company, as previously disclosed by the Company on March 9, 2026 in a Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”).

Item 2.01	Completion of Acquisition or Disposition of Assets.

Merger Agreement

On the Closing Date, pursuant to and in accordance with the Merger Agreement, Merger Sub merged with and into the Company, with the Company surviving the Merger as an indirect wholly owned subsidiary of Parent.

At the effective time of the Merger (the “Effective Time”), each outstanding share of the Company’s common stock, par value $0.0001 per share (“Company Common Stock”) (other than shares of Company Common Stock to be canceled pursuant to the Merger Agreement and shares with respect to which appraisal rights were properly exercised and not withdrawn under Delaware law), was automatically converted into the right to receive $5.25 in cash, without interest (the “Merger Consideration”).

In addition, as of the Effective Time, each stock option granted under the Company’s equity incentive plans (a “Company Stock Option”) that was vested as of the Effective Time (each, a “Vested Company Stock Option”) was cancelled, with the holder becoming entitled to receive, with respect to each share underlying such Company Stock Option, an amount in cash equal to the excess, if any, of (i) the Merger Consideration over (ii) the per share exercise price of such Vested Company Stock Option. Each restricted stock unit granted under the Company’s equity incentive plans (“Company RSU”) that was vested, but not yet settled, as of the Effective Time was cancelled, with the holder thereof becoming entitled to receive, with respect to each share subject to each Company RSU, an amount equal to the Merger Consideration.

Each Company Stock Option and Company RSU that was unvested as of the Effective Time was converted into an equivalent equity award in respect of Class B Common Stock, par value $0.01 per share, of Parent (“Parent Class B Shares”), subject to the same terms and conditions as applied prior to the Effective Time. The number of Parent Class B Shares subject to each converted equity award was equal to the number of shares of Company Common Stock subject to such award immediately prior to the Effective Time multiplied by the Exchange Ratio (and the per share exercise price of each converted Company Stock Option is equal to the exercise price of such Company Stock Option divided by the Exchange Ratio). The “Exchange Ratio” was determined by dividing (i) the closing price of Company Common Stock on the last day on which Company Common Stock was traded immediately prior to the date of the Effective Time by (ii) the closing price of a Parent Class B Share on the last day on which Company Common Stock was traded immediately prior to the date of the Effective Time.

The foregoing descriptions of the Merger Agreement contained in this Item 2.01 do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Merger Agreement. A copy of the Merger Agreement was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on March 9, 2026, and is incorporated herein by reference.

The information in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the consummation of the Merger, on August 17, 2026, the Company notified the Nasdaq Global Select Market (together with the Nasdaq Stock Market LLC, “NASDAQ”) the Merger had occurred and requested that NASDAQ (a) suspend trading of the Company Common Stock and (b) file with the SEC an application on Form 25 to delist and deregister the Company Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The delisting of the Company Common Stock from NASDAQ will be effective 10 days after the filing of the Form 25. Following the effectiveness of such Form 25, the Company intends to file with the SEC a certification and notice of termination of registration on Form 15 requesting the termination of registration of all shares of Company Common Stock under Section 12(g) of the Exchange Act and the suspension of Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act with respect to all shares of Company Common Stock. Trading of the Company Common Stock on NASDAQ was halted prior to the opening of trading on the Closing Date.

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.01.

Item 3.03.	Material Modification to Rights of Security Holders.

As a result of the Merger, each share of Company Common Stock that was issued and outstanding immediately prior to the Effective Time (except as described in Item 2.01 of this Current Report on Form 8-K) was converted, at the Effective Time, into the right to receive the Merger Consideration. Accordingly, at the Effective Time, the holders of such shares of Company Common Stock ceased to have any rights as stockholders of the Company, other than the right to receive the Merger Consideration.

The information set forth in the Introductory Note, Item 2.01, Item 3.01, Item 5.01 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference in this Item 3.03.

Item 5.01.	Changes in Control of Registrant.

As a result of the consummation of the Merger, a change of control of the Company occurred on the Closing Date and the Company became an indirect wholly owned subsidiary of Parent. The total amount of cash consideration payable to the Company’s equityholders in connection with the Merger and pursuant to the Merger Agreement was approximately $870.6 million. The funds used by Parent to consummate the Merger and complete the related transactions came from borrowings under the Parent’s credit facilities.

The information set forth in the Introductory Note, Item 2.01, Item 3.01, Item 3.03, Item 5.02 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference in this Item 5.01.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference in this Item 5.02.

Director Changes

Effective upon the consummation of the Merger, each of Douglas Braunstein, Jon R. Cohen, Swati Abbott, Liat Ben-Zur, Michael Hansen, Madhu Pawar, Erez Shachar, Curtis Warfield and Jacqueline Yeaney resigned from the board of directors of the Company (the “Board”) and from any and all committees of the Board on which they served and ceased to be directors of the Company. At the Effective Time, by virtue of the Merger, Matthew Klein, Steve Filton and Tom Day, the directors of the Merger Sub immediately prior to the Effective Time, became the directors of the Company.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Effective Time and by virtue of the Merger, the certificate of incorporation of the Company was amended and restated in the form set forth as Exhibit A to the Merger Agreement (the “Charter”). At the Effective Time and by virtue of the Merger, the bylaws of the Company were amended and restated (the “Bylaws”). The Bylaws are substantially similar to the bylaws of Merger Sub as in effect immediately prior to the Effective Time, except that the Bylaws provide for substantially similar indemnification protections as the Company’s bylaws prior to the Effective Time and references to Merger Sub’s name were replaced with references to the Company’s name.

Copies of the Charter and Bylaws are filed as Exhibit 3.1 and Exhibit 3.2 hereto, respectively, and are incorporated by reference in this Item 5.03.

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference in this Item 5.03.

Item 8.01.	Other Events

On August 17, 2026, Parent and the Company issued a joint press release announcing the consummation of the Merger. A copy of the joint press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit	Description

2.1*	Agreement and Plan of Merger, dated March 9, 2026, by and among Universal Health Services, Inc., UHS Merger Subsidiary, Inc. and Talkspace, Inc. incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Talkspace, Inc. on March 9, 2026

3.1	Third Amended and Restated Certificate of Incorporation of Talkspace, Inc., dated August 17, 2026

3.2	Amended and Restated Bylaws of Talkspace, Inc., dated August 17, 2026

99.1	Joint Press Release, dated August 17, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Schedules and exhibits omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Talkspace, Inc.

Date: August 17, 2026	By:	/s/ Ian Harris
Name: Ian Harris
Title: Chief Financial Officer